UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

HEMP NATURALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55590	47-5604166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16950 North Bay Road, Suite 18033 Sunny Isles Beach, Florida		33160
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (347) 301-8431

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2018 (“Closing Date”), Hemp Naturals, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with Adar Bays, LLC (the “Investor”), pursuant to which the Company will issue up to approximately $236,250 in three 8% Secured Convertible Promissory Notes, (“Notes”) with a face value of $78,750 each which provides conversion features equal to 55% of the lowest trading price of the Company’s common stock for the last 20 trading days prior to conversion, as well as 8% per annum interest. The Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions.

On the Closing Date, the Company reserved four million three hundred and fifty-seven, (4,357,000) shares of its common stock, (“Common Stock”) for issuance upon for conversion of the Notes in accordance with the terms thereof (“Reserved Shares”). The Investor shall have the right to periodically request that the number of Reserved Shares be increased so that the number of Reserved Shares equals at least 700% of the number of shares of Company common stock issuable upon conversion of the Notes.

The foregoing descriptions of the Securities Purchase Agreement, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 , respectively, to this Current Report on Form 8-K.

Item 3.02          Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The issuance of the Notes, and the issuance of the shares of the Company’s Common Stock upon conversion of the Notes in connection with the Financing are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Exhibit A-144 Note
10.3	Exhibit B-Back End Note 1
10.4	Exhibit C-Back End Note 2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMP NATURALS, INC.

Date: May 23, 2018	By:	/s/ Levi Jacobson
Levi Jacobson
Chief Executive Officer